Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westmoreland Coal Company and Subsidiaries, or Westmoreland, and the combined consolidated historical financial statements of the Prairie Mines & Royalty Ltd. ("PMRL") and Coal Valley Resources Inc ("CVRI") (collectively referred to as the "Sherritt Subsidiaries") and has been prepared to reflect the Sherritt Acquisition. They are presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Sherritt Acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2013 assume the Sherritt Acquisition was completed on that date. The data in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2013 assume the Sherritt Acquisition was completed as of January 1, 2013.
The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the other materials filed with this Current Report on Form 8-K.
The Sherritt Acquisition will be accounted for as a business combination in accordance with FASB ASC Topic 805. For purposes of this unaudited pro forma condensed combined financial information, the Sherritt Acquisition price has been allocated to the tangible assets acquired and liabilities assumed based on a preliminary estimate of those assets and liabilities. The actual amounts recorded upon finalization of the purchase price allocation may differ materially from the information presented in the accompanying unaudited pro forma condensed combined financial information. Our financial statements issued after the completion of the Sherritt Acquisition will reflect such fair values, which may materially differ from the amounts allocated to such tangible and intangible assets and liabilities in the historical financial statements of the Sherritt Subsidiaries and will determine a new basis in such assets and liabilities that will be reflected in our accounting. In addition, the Sherritt Acquisition will result in an increase in our leverage, leading to an increase in interest expense. As a result, amounts presented in our future consolidated financial statements and footnotes will not be comparable with those of historical periods and with the pro forma financial statements included in this Current Report on Form 8-K.
The combined consolidated financial statements provided to us in respect of the Sherritt Subsidiaries (which form the basis of the unaudited pro forma combined financial information) were prepared in accordance with International Financial Reporting Standards or IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with generally accepted accounting principles in the United States or GAAP. Adjustments were made to the Sherritt Subsidiaries’ combined consolidated financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were also made to convert Canadian dollars to US dollars based on historical exchange rates, which may differ from future exchange rates.
The integration of the businesses we are acquiring in the Sherritt Acquisition may not achieve the desired results. The unaudited pro forma condensed combined consolidated statement of operations and the unaudited pro forma condensed combined consolidated balance sheet do not reflect the cost of any integration activities or benefits from the Sherritt Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of operations in periods following the completion of the Sherritt Acquisition.
Once the necessary due diligence has been completed, the final purchase price has been determined and the purchase price adjustments have been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information.

	Westmoreland Coal Company and Subsidiaries Unaudited Pro Forma Condensed Combined Balance Sheet As of December 31, 2013
	PMRL and CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications (b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustment related to acquisition		Total Pro forma
	(CAD in thousands)			(USD in thousands)
Assets
Current assets:
Cash and cash equivalents	$113,563	$—	$(8,435)	$105,128	$61,110	$344,232	(c)	$(464,628)	(g)	$45,842
Receivables:
Trade	69,594	(5,247)	(5,235)	59,112	66,196	—		—		125,308
Contractual third party reclamation receivables	—	—	—	—	8,487	—		—		8,487
Other	—	—	—	—	5,086	—		—		5,086
	69,594	(5,247)	(5,235)	59,112	79,769	—		—		138,881
Inventories	149,741	—	(20,823)	128,918	39,972	—		—		168,890
Restricted investments and bond collateral	—	—	—	—	5,998	—		—		5,998
Lease receivables	19,095	—	(7,566)	11,529	—	—		—		11,529
Deferred tax assets	—	—	14,109	14,109	—	—		4,882	(h)	18,991
Other current assets	146,553	(10)	(10,309)	136,234	18,190	—		(132,248)	(h)	22,176
Total current assets	498,546	(5,257)	(38,259)	455,030	205,039	344,232		(591,994)		412,307
Property, plant and equipment:
Land and mineral rights	—	—	—	—	278,188	—		234,641	(h)	512,829
Plant and equipment	1,379,536	—	134,390	1,513,926	657,696	—		(1,407,737)	(h)	763,885
	1,379,536	—	134,390	1,513,926	935,884	—		(1,173,096)		1,276,714
Less accumulated depreciation, depletion and amortization	1,034,923	—	10,803	1,045,726	445,848	—		(1,045,726)	(h)	445,848
Net property, plant and equipment	344,613	—	123,587	468,200	490,036	—		(127,370)		830,866
Advanced coal royalty	—	—	—	—	7,311	—		—		7,311
Reclamation deposits	—	—	—	—	74,921	—		—		74,921
Restricted investments and bond collateral	—	—	—	—	69,235	—		58,000	(g)	127,235
Contractual third party reclamation receivables	—	—	—	—	88,303	—		—		88,303
Intangible assets	560,256	(560,256)	—	—	1,520	—		—		1,520
Leases and loans receivable	131,874	—	(42,078)	89,796	—	—		—		89,796
Other assets	11,796	—	808	12,604	10,320	16,293	(d)	(4,800)	(h)	34,417
Total Assets	$1,547,085	$(565,513)	$44,058	$1,025,630	$946,685	$360,525		$(666,164)		$1,666,676

	Westmoreland Coal Company Unaudited Pro Forma Condensed Combined Balance Sheet (Continued) As of December 31, 2013
	PMRL and CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications (b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustment related to acquisition		Total Pro forma
	(CAD in thousands)			(USD in thousands)
Liabilities and Shareholders’ Deficit
Current liabilities:
Current installments of long-term debt	$299,657	$—	$20,892	$320,549	$44,343	$(18,000)	(e)	$(281,738)	(h)	$65,154
Trade payables	83,643	(390)	(5,727)	77,526	57,507	—		—		135,033
Production taxes	—	—	—	—	41,905	—		—		41,905
Workers’ compensation	—	—	—	—	717	—		—		717
Postretirement medical benefits	—	—	—	—	13,955	—		—		13,955
SERP	—	—	—	—	390	—		—		390
Deferred revenue	—	—	—	—	14,068	—		—		14,068
Asset retirement obligation	35,026	—	(16,423)	18,603	23,353	—		9,543	(h)	51,499
Other current liabilities	44,673	(34)	(27,151)	17,488	16,790	—		(17,488)	(h)	16,790
Total current liabilities	462,999	(424)	(28,409)	434,166	213,028	(18,000)		(289,683)		339,511
Long-term debt, less current installments	—	—	98,847	98,847	295,494	391,219	(f)	—		785,560
Workers’ compensation, less current portion	—	—	—	—	6,744	—		—		6,744
Excess of black lung benefit obligation over trust assets	—	—	—	—	8,675	—		—		8,675
Postretirement medical benefits, less current portion	—	—	—	—	270,374	—		—		270,374
Pension and SERP benefits, less current portion	—	—	—	—	24,176	—		—		24,176
Deferred revenue, less current portion	—	—	—	—	46,567	—		—		46,567
Asset retirement obligation, less current portion	145,981	—	(316)	145,665	256,511	—		(50,685)	(h)	351,491
Intangible liabilities	—	—	—	—	5,606	—		—		5,606
Deferred tax liabilities	118,987	(105,234)	8,419	22,172	—	—		7,484	(h)	29,656
Other liabilities	110,205	(563)	(105,407)	4,235	7,389	—		(4,235)	(h)	7,389
Preferred shares note	732,094	—	(732,094)	—	—	—		—		—
Total Liabilities	1,570,266	(106,221)	(758,960)	705,085	1,134,564	373,219		(337,119)		1,875,749
Shareholders’ deficit:
Preferred Stock	—	—	—	—	160	—		—		160
Common Stock	708,460	—	(2,823)	705,637	36,479	—		(705,637)		36,479
Other Paid in Capital	2,028	—	(8)	2,020	134,861	—		(2,020)		134,861
Accumulated other comprehensive loss	264	—	12,424	12,688	(63,595)	—		(12,688)		(63,595)
Accumulated earnings (deficit)	(733,933)	(459,292)	793,425	(399,800)	(295,784)	(12,694)		391,300		(316,978)
Total shareholders’ deficit	(23,181)	(459,292)	803,018	320,545	(187,879)	(12,694)		(329,045)		(209,073)
Total Liabilities and Shareholders’ Deficit	$1,547,085	$(565,513)	$44,058	$1,025,630	$946,685	$360,525		$(666,164)		$1,666,676
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Westmoreland Coal Company and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Operations

	Year ended December 31, 2013
	PMRL/CVRI Historical	Removal of Royalty and Highvale (a)	IFRS to GAAP, Currency Adjustments, and Reclassifications (b)	PMRL and CVRI Adjusted	Westmoreland Historical	Pro forma adjustments related to financing		Pro forma adjustments related to acquisition		Total Pro Forma
	(CAD in thousands)			(USD in thousands)
Revenues	$736,224	$(64,777)	$(19,362)	$652,085	$674,686	$—		$—		$1,326,771
Costs and expenses:
Cost of sales	601,926	(11,983)	(37,930)	552,013	535,320	—		6,426	(j)	1,093,759
Depreciation, depletion, and amortization	111,537	(10,904)	11,416	112,049	67,231	—		(93,983)	(k)	85,297
Income from equity affiliates	—	—	(3,210)	(3,210)	—	—		—		(3,210)
Selling and administrative	19,893	(500)	2,429	21,822	50,721	—		—		72,543
Heritage health benefits	—	—	—	—	13,418	—		—		13,418
Gain on sale of assets	—	—	(2,332)	(2,332)	(74)	—		—		(2,406)
Obed incident response costs	—	—	25,248	25,248	—	—		—		25,248
Restructuring charges	—	—	10,390	10,390	5,078	—		—		15,468
Impairment loss	198,695	(11,848)	293,672	480,519	—	—		(480,519)	(l)	—
Other operating income	(33,867)	(5,459)	39,326	—	(22,370)	—		—		(22,370)
	898,184	(40,694)	339,009	1,196,499	649,324	—		(568,076)		1,277,747
Operating income (loss)	(161,960)	(24,083)	(358,371)	(544,414)	25,362	—		568,076		49,024
Other income (expense):
Interest expense	(18,453)	—	2,961	(15,492)	(39,937)	(34,386)	(i)	—		(89,815)
Loss on extinguishment of debt	—	—	—	—	(64)	—		—		(64)
Interest income	14,119	(351)	(5,609)	8,159	1,366	—		—		9,525
Other income	(61,787)	—	61,787	—	364					364
	(66,121)	(351)	59,139	(7,333)	(38,271)	(34,386)		—		(79,990)
Income (loss) before income taxes	(228,081)	(24,434)	(299,232)	(551,747)	(12,909)	(34,386)		568,076		(30,966)
Income tax expense (benefit)	(27,151)	(5,988)	(13,488)	(46,627)	(4,782)	—		68,082	(m)	16,673
Net income (loss)	(200,930)	(18,446)	(285,744)	(505,120)	(8,127)	(34,386)		499,994		(47,639)
Less: net loss attributable to noncontrolling interests	—	—	—	—	(3,430)	—		—		(3,430)
Net income (loss) attributable to Parent company	(200,930)	(18,446)	(285,744)	(505,120)	(4,697)	(34,386)		499,994		(44,209)
Less: preferred stock dividend requirements	—	—	—	—	1,360	—		—		1,360
Net income (loss) applicable to Common shareholders	$(200,930)	$(18,446)	$(285,744)	$(505,120)	$(6,057)	$(34,386)		$499,994		$(45,569)
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Westmoreland Coal Company and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information presented here is based on the historical financial statements of Westmoreland Coal Company and the combined consolidated financial statements of the Sherritt Subsidiaries and has been prepared to reflect the Sherritt Acquisition. They are presented for illustrative purposes only and may not be indicative of the combined company’s financial position or results of operations that would have actually occurred had the Sherritt Acquisition been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The data in the unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2013 assume the Sherritt Acquisition was completed on that date. The data in the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2013 assume the Sherritt Acquisition was completed as of January 1, 2013.
Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated balance sheet are based on items that are directly attributable to the proposed Sherritt Acquisition and factually supportable. Pro forma adjustments reflected in the unaudited pro forma condensed combined consolidated statements of operations are based on items directly attributable to the Sherritt Acquisition, factually supportable and expected to have a continuing impact on Westmoreland.
The combined consolidated financial statements provided to us in respect of the Sherritt Subsidiaries (which form the basis of the unaudited pro forma combined financial information regarding the Sherritt Subsidiaries presented herein) were prepared in accordance with IFRS, and therefore are not directly comparable to our financial statements which are prepared in accordance with GAAP. IFRS is a set of accounting principles more focused on objectives and principles and less reliant on detailed rules than GAAP. There are significant and material differences in several key areas between GAAP and IFRS which would affect Westmoreland. Additionally, GAAP provides specific guidance in classes of accounting transactions for which equivalent guidance in IFRS does not exist. Adjustments were made to the Sherritt Subsidiaries’ financial statements from IFRS to GAAP by evaluating and documenting the existing differences between IFRS and GAAP. Adjustments were also made to convert Canadian dollars to US dollars based on historical exchange rates, which may differ from future exchange rates.
At this time, Westmoreland has not completed a detailed valuation analysis to determine the fair values of Sherritt Subsidiaries’ assets and liabilities and accordingly, the unaudited pro forma condensed combined consolidated financial information includes a preliminary allocation of the purchase price based on assumptions and estimates which, while considered reasonable under the circumstances, are subject to changes, which may be material. Additionally, Westmoreland has not completed the due diligence necessary to identify items that could significantly impact the purchase price allocation or the assumptions and adjustments made in preparation of this unaudited pro forma condensed combined consolidated financial information.
Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded book values of the Sherritt Subsidiaries’ assets and liabilities, including, but not limited to, mineral reserves, property and equipment, asset retirement obligations, leases and loans receivable, capital lease obligations, coal supply agreements and other intangible assets that will give rise to future amounts of depletion, depreciation and amortization expenses or credits; or interest income and expense; that are not reflected in this unaudited pro forma condensed combined consolidated financial information. Accordingly, once the necessary due diligence is completed, the final purchase price is determined and the purchase price allocation is completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined consolidated financial information. Additionally, the unaudited pro forma condensed combined consolidated statement of operations and the pro forma condensed combined consolidated balance sheet do not reflect the cost of any integration activities or benefits from the Sherritt Acquisition and synergies that may be derived from any integration activities, both of which may have a material impact on the consolidated results of operations in periods following the completion of the Sherritt Acquisition.
Certain amounts in Sherritt Subsidiaries’ combined consolidated balance sheet and income statement have been reclassified to conform to Westmoreland presentation.
 Note 2. Preliminary Purchase Price
The preliminary purchase price of approximately $431 million will be made up of $293 million of cash consideration and the assumption of an estimated $138 million of capital leases, subject to certain adjustments provided for in the Arrangement Agreement, relating to, among other things, working capital, indebtedness, pension plan funding and coal inventory.

Note 3. Pro forma adjustments

(a)
Reflects the removal of the Highvale Mine and Royalty Ltd. from the historical financial statements of the historical PMRL and CVRI. The Highvale contract mining operation was terminated in January 2013. The royalty business will be transferred to another party concurrently with the closing of the Sherritt Acquisition.

(b)
Reflects adjustments for IFRS to GAAP conversion, currency adjustments from Canadian dollars to US dollars based on historical exchange rates, and certain reclassifications to conform to the presentation of Westmoreland’s financial statements. IFRS to GAAP adjustments include the removal of approximately $10.2 million of deferred stripping costs from the balance sheet and related adjustments to the income statement. Additionally, certain equipment in the amount of $92.1 million has been reclassified from Leases and loans receivables to Property, plant and equipment; with resulting adjustments to the income statement. Reclassifications involved the movement of capital lease obligations of approximately $38.8 million from Other current liabilities to Current installments of long-term debt and approximately $98.8 million from Other liabilities to Long-term debt, less current installments. See Appendix A for further detailed breakdown of the components of this column.

Also, intercompany debt of approximately $732 million has been removed from the balance sheet along with the removal of approximately $62 million of related financing costs from the income statement. The intercompany debt of $732 million was settled through a series of transactions and equity transfers within Sherritt prior to Westmoreland Coal Company’s acquisition of the Sherritt coal operations. As a result, Westmoreland Coal Company did not have any cash flows related to the settlement of the intercompany debt.

(c)
Reflects net proceeds of $436.7 million for the issuance of the 10.75% Senior Secured Notes and the commitment fee from the bridge facility. These net proceeds are offset with cash outflows of $81.0 million of principal and $11.5 million of make-whole fees for the early extinguishment of the term debt issued by Westmoreland Mining, LLC, or WML, referred to herein as the WML Notes.

(d)
Reflects the debt issuance costs of $17.5 million from issuing the 10.75% Senior Secured Notes offered hereby and the write off of $1.2 million of unamortized debt issuance costs for the early extinguishment of the WML Notes.

(e)	Reflects a reduction for the payment of the current portion of the WML Notes of $18.0 million.

(f)	Reflects the issuance of the 10.75% Senior Secured Notes offered hereby and a reduction of $63.0 million for the repayment of the noncurrent portion of the WML Notes.

(g)
Reflects the payment of $293 million to Sherritt, the $58 million cash requirements for bonding related to the environmental requirements in connection with the Sherritt Acquisition, $8.5 million for acquisition related fees, and the elimination of $105 million of PMRL and CVRI cash and cash equivalents at December 31, 2013.

(h)
Reflects adjustments to record amounts at estimated fair value. Management has used certain estimates and assumptions in estimating fair value, however, a detailed analysis has not been completed on the individual assets and liabilities of the Sherritt Subsidiaries’ assets and liabilities and actual results may differ materially from these estimates.

The detailed estimated preliminary purchase price allocation is as follows (in thousands):

Cash to be paid	$293,000
Assumption of capital leases obligations	137,658
$430,658
Allocation:
Trade receivables	$59,112
Other current assets	3,986
Inventories	128,918
Leases and loans receivable	101,325
Land and Mineral Reserves	234,641
PP&E	106,189
Other assets	7,804
Deferred tax assets	18,991

Less assumption of other liabilities:
Asset retirement obligations	(123,126)
Trade payables	(77,526)
Deferred tax liabilities	(29,656)
$430,658
The pro forma adjustments to the unaudited pro forma condensed combined statement of operations are of a recurring nature and follow:

(i)
Reflects the interest expense of the 10.75% Senior Secured Notes offered hereby. Also includes amortization of debt issuance costs (11.7% assumed effective interest rate) related to the debt obtained for the Sherritt Acquisition and amortization of debt premium (9.2% assumed effective interest rate). A 0.125% increase or decrease to the interest rates used would increase or decrease pro forma interest expense by $0.5 million for the year ended December 31, 2013.

(j)	Reflects the adjustment to the accretion expense of the asset retirement obligations as a result of adjustments to record these items at fair market value.

(k)
Reflects the adjustment to depreciation, depletion and amortization expense of the land and mineral rights and plant and equipment as a result of adjustments to record these items at fair market value.

(l)
Reflects the adjustment to net income for the impairment of goodwill and other intangible and real assets totaling approximately $480.5 million recorded in the Sherritt Financials in the fourth quarter of 2013.

(m)
Reflects the income tax effect of the pro forma adjustments based on a 34% statutory rate for Westmoreland Coal Company and an estimated Canadian statutory rate of 26% for PMRL and CVRI. Adjustments have been made under the assumption that Westmoreland Coal Company and CVRI have full valuation allowances recorded against their net deferred tax assets.

Appendix A
Pro forma Balance Sheet Adjustments
as of December 31, 2013
(In thousands)

	IFRS to US GAAP									Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Highvale Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassi- fications
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Subtotal	(9)	(10)	(11)	(12)	(13)	Subtotal	Total
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—	$(1,749)	$—	$—	$(1,749)	$(6,686)	$—	$—	$—	$—	$—	$(8,435)
Current - Trade Receivables	—	—	—	—	—	(1,475)	—	—	(1,475)	(3,760)	—	—	—	—	—	(5,235)
Inventories	—	(10,238)	(594)	—	—	(1,792)	—	—	(12,624)	(8,199)	—	—	—	—	—	(20,823)
Lease receivables	—	—	—	—	—	—	(6,833)	—	(6,833)	(733)	—	—	—	—	—	(7,566)
Deferred tax assets	—	—	—	—	—	—	—	15,006	15,006	(897)	—	—	—	—	—	14,109
Other current assets	—	—	—	—	—	(34)	—	—	(34)	(8,665)	—	—	—	(1,610)	(1,610)	(10,309)
Total current assets	—	(10,238)	(594)	—	—	(5,050)	(6,833)	15,006	(7,709)	(28,940)	—	—	—	(1,610)	(1,610)	(38,259)
Property, plant and equipment:
Plant and equipment	—	—	11,034	—	—	(38,024)	157,119	—	130,129	(96,286)	—	—	100,547	—	100,547	134,390
Less accumulated depreciation, depletion and amortization	—	—	10,440	—	—	(5,278)	72,150	—	77,312	(66,508)	—	—		—	—	10,804
Net property, plant and equipment	—	—	594	—	—	(32,746)	84,969	—	52,817	(29,777)	—	—	100,547	—	100,547	123,587

Lease receivables	—	—	—	—	—	—	(78,811)	—	(78,811)	(5,711)	—	—	42,444	—	42,444	(42,078)
Other assets	—	—	—	—	—	—	—	—	—	(802)	0	—	0	1,610	1,610	808
Total Assets	$—	$(10,238)	$—	$—	$—	$(37,796)	$(675)	$15,006	$(33,703)	$(65,230)	$—	$—	$142,991	$—	$142,991	$44,058

Appendix A (continued)
Pro forma Balance Sheet Adjustments (continued)
as of December 31, 2013
(In thousands)

	IFRS to US GAAP									Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Highvale Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassi- fications
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Subtotal	(9)	(10)	(11)	(12)	(13)	Subtotal	Total

Liabilities and Shareholders' Deficit
Current liabilities:
Current installments of long-term debt	$—	$—	$—	$—	$—	$—	$—	$—	$—	$(17,919)	$—	$—	$—	$38,811	$38,811	$20,892
Trade payables	—	—	—	—	—	(796)	—	—	(796)	(4,931)	—	—	—	—	—	(5,727)
Asset retirement obligation	—	—	—	—	—	—	—	—	—	(1,183)	(15,240)	—	—	—	(15,240)	(16,423)
Other current liabilities	—	—	—	—	—	—	—	—	—	(3,581)	15,240	—	—	(38,811)	(23,571)	(27,151)
Total current liabilities	—	—	—	—	—	(796)	—	—	(796)	(27,613)	—	—	—	—	—	(28,409)
Long-term debt, less current installments	—	—	—	—	—	—	—	—	—	—	—	—	—	98,847	98,847	98,847
Asset retirement obligation, less current portion	—	—	9,598	—	—	(650)	—	—	8,948	(9,264)	—	—	—	—	—	(316)
Deferred tax liabilities	—	(2,645)	(1,170)	—	—	—	(1,362)	15,006	9,830	(1,410)	—	—	—	—	—	8,419
Other liabilities	—	—	—	(4)	—	—	—	—	(4)	(6,556)	—	—	—	(98,847)	(98,847)	(105,407)
Preferred shares note	—	—	—	—	—	—	—	—	—	(43,777)	—	(688,317)	—	—	(688,317)	(732,094)
Total Liabilities	—	(2,645)	8,428	(4)	—	(1,446)	(1,362)	15,006	17,978	(88,620)	—	(688,317)	—	—	(688,317)	(758,960)
Shareholders' deficit:
Common Stock	—	—	—	—	—	—	—	—	—	(2,823)	—	—	—	—	—	(2,823)
Other Paid in Capital	—	—	—	—	—	—	—	—	—	(8)	—	—	—	—	—	(8)
Accumulated other comprehensive loss	—	—	—	(10,908)	—	—	—	—	(10,908)	23,332	—	—	—	—	—	12,424
Accumulated earnings (deficit)	—	(7,593)	(8,428)	10,912	—	(36,350)	687	—	(40,773)	2,890	—	688,317	142,991	—	831,308	793,425
Total shareholders' deficit	—	(7,593)	(8,428)	4	—	(36,350)	687	—	(51,681)	23,390	—	688,317	142,991	—	831,308	803,018
Total equity (deficit)	—	(7,593)	(8,428)	4	—	(36,350)	687	—	(51,681)	23,390	—	688,317	142,991	—	831,308	803,018
Total Liabilities and Shareholders' Deficit	$—	$(10,238)	$—	$—	$—	$(37,796)	$(675)	$15,006	$(33,703)	$(65,230)	$—	$—	$142,991	$—	$142,991	$44,058

Appendix A (continued)
Pro forma Statement of Operations
for the year ended December 31, 2013
(In thousands)

	IFRS to US GAAP									Currency	Reclassifications
	Pushdown	Inventory	ARO	Pension	Highvale Pension	Equity Method	Lease Receivable	Deferred Taxes	IFRS to US GAAP						Reclassifi- cations
	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Subtotal	(9)	(10)	(11)	(12)	(13)	Subtotal	Total

Revenues	$—	$—	$—	$—	$—	$(12,369)	$12,439	$—	$70	$(19,432)	$—	$—	$—	$—	$—	$(19,362)
Costs and expenses:
Cost of sales	—	3,006	10,133	—	—	(7,650)	—	—	5,489	(16,168)	(36,700)	—	—	9,450	(27,250)	(37,929)
Depreciation, depletion, and amortization	4,242	—	2,985	—	—	(1,502)	8,350	—	14,075	(3,319)	—	—	—	660	660	11,416
Income from equity affiliates	—	—	—	—	—	(3,306)	—	—	(3,306)	96	—	—	—	—	—	(3,210)
Selling and administrative	—	—	—	1,211	2,548	—	—	—	3,759	(670)	—	—	—	(660)	(660)	2,429
Loss (gain) on sales of assets	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,332)	(2,332)	(2,332)
Obed incident response costs	—	—	—	—	—	—	—	—	—	(752)	26,000	—	—	—	26,000	25,248
Restructuring charges	—	—	—	—	—	—	—	—	—	(310)	10,700	—	—	—	10,700	10,390
Impairment loss	307,991	—	—	—	—	—	—	—	307,991	(14,319)	—	—	—	—	—	293,672
Other operating income	—	—	—	—	39,326	—	—	—	39,326	—	—	—	—	—	—	39,326
	312,233	3,006	13,118	1,211	41,874	(12,458)	8,350	—	367,334	(35,444)	—	—	—	7,118	7,118	339,008
Operating income (loss)	(312,233)	(3,006)	(13,118)	(1,211)	(41,874)	89	4,089	—	(367,264)	16,011	—	—	—	(7,118)	(7,118)	(358,371)
Other income (expense):
Interest expense	—	—	(4,742)	—	—	(89)	—	—	(4,831)	674	—	—	—	7,118	7,118	2,961
Interest income	—	—	—	—	—	—	(5,366)	—	(5,366)	(243)	—	—	—	—	—	(5,609)
Other income	61,787	—	—	—	—	—	—	—	61,787	—	—	—	—	—	—	61,787
	61,787	—	(4,742)	—	—	(89)	(5,366)	—	51,590	431	—	—	—	7,118	7,118	59,139
Income (loss) before income taxes	(250,446)	(3,006)	(17,860)	(1,211)	(41,874)	—	(1,277)	—	(315,674)	16,442	—	—	—	—	—	(299,232)
Income tax expense (benefit)	693	(783)	(3,238)	(309)	(10,908)	—	(333)	—	(14,878)	1,389	—	—	—	—	—	(13,488)
Net income (loss)	$(251,139)	$(2,223)	$(14,622)	$(902)	$(30,966)	$—	$(944)	$—	$(300,796)	$15,053	$—	$—	$—	$—	$—	$(285,744)
______________

1.	Under IFRS pushdown accounting was not permitted for standalone financial statements while under US GAAP pushdown accounting is required when the subsidiary is 100% owned by the parent.

2.	Adjustments to inventories and cost of sales for pit inventories related to the inclusion of stripping costs into inventories under IFRS and exclusion of stripping costs under US GAAP.

3.
Under IFRS, the determination of the present value of the asset retirement obligation (ARO) is adjusted each reporting period to current discount rates, while under US GAAP, changes in discount rates are only applied to changes in estimates.

4.	Under US GAAP, pension benefits expense includes the amortization of actuarial losses and transition obligations resulting in a $1.2 million increase in selling and administrative expense.

5.
Pension costs related to the Highvale entity that were presented under the caption "IFRS to GAAP, Currency Adjustments, and Reclassifications" would have been more properly presented in the column "Removal of Royalty and Highvale". The total column of "PMRL and CVRI Adjusted" would be the same under both presentations.

6.	Under IFRS, the operations of the Bienfait joint venture are accounted for using proportional consolidation while under US GAAP it is accounted for using equity method accounting.

7.
Under IFRS, certain arrangements with customers treat activities as leasing activities while under US GAAP these activities are treated as normal operating activities and the related assets are treated as property of the Company.

8.	Under IFRS deferred tax assets and liabilities are recorded as long term while under US GAAP they are recorded as current or long term, as appropriate.

9.
Currency adjustments: Balance sheet currency translations were calculated at the December 31, 2013 historical spot rate of 1.0636 for CAD/USD. The income statement was translated at the historical average rate of 1.0298 of CAD/USD.

10.
Costs of $26.0 million related to the incident at the Obed Mine and $10.7 million for restructuring charges were reclassified out of cost of sales for presentation purposes. Obed incident reclamation liabilities $15.2 million were recorded under current ARO and reclassed to Other current liabilities.

11.	Elimination from Intercompany debt of approximately $688.3 million (CAD732.1 million) since the debt was resolved prior to the closing of the acquisition.

12.
$100.5 million of PPE and $42.4 million of Lease receivables were reclassed to intangibles under the column "Removal of Royalty and Highvale" related to the impairment recorded by Sherritt as December 31, 2013.

13.
This column includes reclasses to conform to the Company's presentation as follows: (1) $1.6 million of deferred financing costs was reclassified from current to noncurrent (2) $38.8 million and $98.8 million of current and long-term capital lease obligations, respectively, were reclassed to debt obligations (3) accretion expense of $9.5 million included in interest expense was reclassed to cost of sales, (4) gain on sale of assets of $2.3 million included in interest expense was reclassed to gain on sale of assets and (5) $0.7 million of depreciation expense recorded in selling and administrative were reclassed to depreciation, depletion and amortization.